Investor Relations Contact:	Media Relations Contact:
Michelle Spolver	Katie Beck
408-721-5884	650-314-8705
michelle.spolver@forescout.com	katie.beck@forescout.com

Forescout Technologies Announces Preliminary Second Quarter 2020 Revenue

Total Revenue expected to be in the range of $78 - $82 million, up 40% quarter-over-quarter at the midpoint of range

SAN JOSE, Calif., July 8, 2020 - Forescout Technologies, Inc. (NASDAQ:FSCT), the leader in device visibility and control, today announced preliminary unaudited results for its second quarter ended June 30, 2020, based upon preliminary unaudited financial information.

Total revenue for the second quarter is expected to be in the range of $78 million - $82 million, up 40% quarter-over-quarter at the midpoint of the range. Within this, the company anticipates license revenue from sales of one-year term-based licenses to be in excess of 35% of all license revenue.

During the second quarter, Forescout closed strategic deals with both new and existing customers and demonstrated strong traction on its plan of building a more predictable revenue stream through sales of term-based licenses and other subscription offerings.

Michael DeCesare, CEO and President of Forescout Technologies said:

“I am extremely proud of our team’s performance. We remained focused and executed well, despite macroeconomic challenges and the impact of ongoing litigation with Advent International.  The strength of our quarterly results shows the compelling value proposition for Forescout’s solutions and that we can execute and deliver despite obstacles.  We believe Advent’s claims are without merit, and we are continuing to pursue our rights under the existing merger agreement.”

The above information reflects preliminary estimates with respect to Forescout’s second quarter 2020 results based on currently available information. Forescout is providing ranges, rather than specific amounts, for the preliminary estimates primarily because the financial close process and review are not yet complete and, as a result, Forescout’s final results may vary from these preliminary estimates.

There will not be a conference call in conjunction with this press release. Forescout intends to release final information regarding its second quarter 2020 financial results at a future date.

About Forescout
Forescout Technologies, Inc. provides security at first sight. Our company delivers device visibility and control to enable enterprises and government agencies to gain complete situational awareness of their environment and orchestrate action. Learn more at www.Forescout.com.

©2020 Forescout Technologies, Inc. All rights reserved. Forescout Technologies, Inc. is a Delaware corporation. A list of our trademarks and patents can be found at https://www.Forescout.com/company/legal/intellectual-property-patents-trademarks. Other brands, products, or service names may be trademarks or service marks of their respective owners.
FSCT - F

Forward Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding: our preliminary financial results for the second quarter 2020; demand for our products and our market opportunity; the benefits of our solution to customers; and our new licensing models, products and solutions. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements.

These risks and uncertainties include risks associated with: the COVID-19 pandemic and related public health measures on our business, customers, markets and the worldwide economy; our pending transaction with affiliates of Advent International Corporation, including the risk that the conditions to the closing of the transaction are not satisfied or that the transaction is not consummated; litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts our current plans and operations; the evolution of the cyberthreat landscape facing enterprises in the United States and other countries; our plans to attract new customers, retain existing customers and increase our annual revenue; the development and delivery of new products; our plans and expectations regarding software-as-a-service offerings; our ability to execute on, integrate, and realize the benefits of any acquisitions; fluctuations in our quarterly results of operations and other operating measures; increasing competition; new integrations to the Forescout platform; general economic, market and business conditions; and the risks described in the filings that Forescout makes with the Securities and Exchange Commission (SEC) from time to time, including the risks described under the headings "Risk Factors" and "Management Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K, which was filed with the SEC on February 28, 2020, as amended by Amendment No. 1 on Form 10-K/A to our Annual Report on Form 10-K, which was filed the SEC on April 29, 2020, and which should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.Forescout.com. Additional information is set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which was filed with the SEC on May 11, 2020. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.